Exhibit 21.1
SUBSIDIARIES OF PIPER SANDLER COMPANIES
(as of January 31, 2021)

Name*	State or Jurisdiction of Entity
Piper Sandler & Co.	Delaware
Piper Jaffray Foundation	Minnesota
Piper Jaffray EVP, LLC	Delaware
Edgeview Partners, L.P.	Delaware
Piper Sandler European Holdings Co.	Delaware
Piper Sandler Ltd.	United Kingdom
Parallel General Partner Limited	Guernsey
Piper Jaffray Financial, LLC	Delaware
Piper Jaffray Financial Trust Depositor LLC	Delaware
Piper Sandler Financial Products Inc.	Delaware
Piper Sandler Financial Products II Inc.	Delaware
Piper Jaffray Financial Products III Inc.	Delaware
Piper Jaffray Funding LLC	Delaware
Piper Jaffray Lending LLC	Delaware
Piper Jaffray Private Capital Inc.	Delaware
PJC Capital LLC	Delaware
Piper Jaffray Asset Management Inc.	Delaware
Piper Sandler Investment Group Inc.	Delaware
Piper Jaffray Investment Management LLC	Delaware
Piper Sandler Finance Management LLC	Delaware
PSC Capital Partners LLC	Delaware
Piper Heartland Healthcare Capital, LLC	Delaware
Piper Heartland Healthcare Capital Management LLC	Delaware
Piper Heartland Healthcare Crossover Fund I, L.P.	Delaware
Piper Jaffray Senior Living, LLC	Delaware
Piper Jaffray Senior Living Fund I, L.P.	Delaware
PSC Capital Management LLC	Delaware
Piper Sandler Merchant Banking Fund I, L.P.	Delaware
PJC Merchant Banking Partners I, LLC	Delaware
PJC Merchant Banking Partners II, LLC	Delaware
PJC Merchant Banking Partners III, LLC	Delaware
PJC Merchant Banking Partners IV, LLC	Delaware
PSC Capital Management II LLC	Delaware
Piper Sandler Merchant Banking Fund II, L.P.	Delaware
Piper Sandler Finance LLC	Delaware
Piper Sandler Finance I, LLC	Delaware
Piper Sandler Finance II, LLC	Delaware
Piper Sandler Finance III, LLC	Delaware
Piper Sandler Finance IV, LLC	Delaware
Piper Sandler Hong Kong Limited	Hong Kong
Piper Sandler Loan Strategies, LLC	Delaware
SOMF, LLC	Delaware

Exhibit 21.1

Piper Sandler Advisors LLC	Delaware
Piper Sandler Hedging Services, LLC	Delaware
* Indentation indicates the principal parent of each subsidiary.